EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Talram Corporation
(A Development Stage Company)

We consent to the use in this Registration Statement on Form 10-SB of our report included herein dated January 30, 2002, relating to the financial statements of Talram Corporation.

Kempisty & Company
Certified Public Accountants PC
New York, New York
February 11, 2002